Exhibit 99.1

NEWS RELEASE

Lumen Technologies, Inc. Announces Offering of Senior Notes Due 2036 and Concurrent Tender Offers and Consent Solicitations

DENVER, Dec. 8, 2025 — Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) (NYSE: LUMN) today announced that its wholly-owned subsidiary, Level 3 Financing, Inc. (“Level 3 Financing”), plans to offer $750 million aggregate principal amount of its Senior Notes due 2036 (the “Notes”) and commence concurrent cash tender offers (the “Tender Offers” and each, a “Tender Offer”) to purchase the outstanding notes described below.

Level 3 Financing intends to use the net proceeds from this offering, together with, if necessary, cash on hand or other available liquidity, to purchase its Existing Second Lien Notes (as defined below) pursuant to the Tender Offers and to pay related fees and expenses. To the extent not applied to purchase the Existing Second Lien Notes in the Tender Offers and to pay related fees and expenses, Level 3 Financing intends to use the net proceeds for general corporate purposes.

The Existing Second Lien Notes to be purchased in the Tender Offers, listed in the order of priority, are Level 3 Financing’s (1) 4.000% Second Lien Notes due 2031, (2) 3.875% Second Lien Notes due 2030, (3) 4.500% Second Lien Notes due 2030, and (4) 4.875% Second Lien Notes due 2029 (collectively, the “Existing Second Lien Notes”) up to an aggregate purchase price, excluding accrued and unpaid interest (“Accrued Interest”), of $1.0 billion (the “Aggregate Purchase Price”). Level 3 Financing may, but is under no obligation to, increase the Aggregate Purchase Price (including based on the proceeds it receives from the sale of the Notes).

In connection with the Tender Offers, Level 3 Financing also intends to commence the solicitation of consents (the “Consent Solicitations”) to amend the indentures governing each series of Existing Second Lien Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default and release all of the collateral securing the obligations of Level 3 Financing and the guarantors under the applicable indenture governing such series of Existing Second Lien Notes. Consents will not become operative with respect to any series of the Existing Second Lien Notes if the acceptance of such series is prorated in the applicable Tender Offer.

The terms and conditions of the Tender Offers and Consent Solicitations are described in a separate Offer to Purchase and Solicitation of Consents dated Dec. 8, 2025 (the “Statement”). The Tender Offers and Consent Solicitations will expire at 5 p.m. EST on Jan. 7, 2026 (the “Expiration Date”), unless extended, earlier expired or terminated. Holders of the Existing Second Lien Notes must validly tender and not validly withdraw their Existing Second Lien Notes (which valid tender constitutes the valid delivery of consents in the Consent Solicitation with respect to such Existing Second Lien Notes) at or prior to 5 p.m. EST on Dec. 19, 2025 (the “Early Tender Deadline”) in order to be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium, as set forth in the table below. Holders who validly tender their Existing Second Lien Notes after the Early Tender Deadline and at or prior to the Expiration Date will be eligible to receive only the applicable tender consideration.

The following table provides information with respect to the Existing Second Lien Notes to be purchased:

Series of Existing Second Lien Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Consideration(2)	Early Tender Premium	Total Consideration (2)(3)
4.000% Second Lien Notes due 2031	527298CH4 (144A) U52783BH6 (Reg S) 527298CJ0 (IAI)	$452,500,000	1	$885.00	$30.00	$915.00

Series of Existing Second Lien Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Tender Consideration(2)	Early Tender Premium	Total Consideration (2)(3)
3.875% Second Lien Notes due 2030	527298CF8 (144A) U52783BG8 (Reg S) 527298CG6 (IAI)	$458,214,000	2	$892.50	$30.00	$922.50
4.500% Second Lien Notes due 2030	527298CD3 (144A) U52783BF0 (Reg S) 527298CE1 (IAI)	$711,902,000	3	$922.50	$30.00	$952.50
4.875% Second Lien Notes due 2029	527298CB7 (144A) U52783BE3 (Reg S) 527298CC5 (IAI)	$606,230,000	4	$955.00	$30.00	$985.00

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed above or printed on the Existing Second Lien Notes. They are provided solely for the convenience of holders of the Existing Second Lien Notes.

(2)

Per $1,000 principal amount of Existing Second Lien Notes validly tendered (and not validly withdrawn) and accepted for purchase by us. Excludes Accrued Interest, which will be paid on Existing Second Lien Notes accepted for purchase by us as described in the Statement.

(3)	Includes the Early Tender Premium for Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us.

Level 3 Financing has retained Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC to act as Dealer Managers (the “Dealer Managers”) and Global Bondholder Services Corporation to act as the information agent and the tender agent (in such capacity, the “Tender and Information Agent”) in connection with the Tender Offers and Consent Solicitations. Requests for assistance or copies of the Statement or any other documents related to the Tender Offers and Consent Solicitations may be directed to the Information and Tender Agent at the contact details set forth below. Questions in relation to the Tender Offers and Solicitations may be directed to the Dealer Managers and Tender and Information Agent at the addresses and telephone numbers set forth below.

The Dealer Managers

Citigroup Global Markets Inc.

388 Greenwich Street, 7th Floor

New York, New York 10013

Attention: Liability Management Group

Collect: (212) 723-6106

Toll-Free: (800) 558-3745

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Liability Management Group

Collect: (212) 761-1057

Toll-Free: (800) 624-1808

The Tender and Information Agent

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212)-430-3774

All Others Call Toll Free: (855) 654-2014

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The Notes will not have registration rights.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor will there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute an offer to buy or the solicitation of an offer to sell any Existing Second Lien Notes, nor will there be any purchase of Existing Second Lien Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States. Level 3 Financing, Inc. is a wholly owned affiliate of Lumen Technologies, Inc.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: failure of the conditions set forth in the Statement to be satisfied or waived; the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Level 3 Parent, LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Jim Breen, CFA Jim.Breen@lumen.com +1 603-404-7003

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